UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2021
Grow Capital, Inc.
(Exact name of Registrant as specified in its charter)
Nevada	000-53548	86-0970023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2485 Village View Drive, Suite 180, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)
☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 8.01 Other Events.
As a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2021, Grow Capital, Inc. (the “Company”) received written notice from OTC Markets Group Inc. informing the Company that it would be downgraded from the OTCQB to the OTC Pink market effective November 12, 2021. OTC Markets Group Inc. noted that the Company was not in compliance with the OTCQB Standards Section 2.2, and the Company received a 45 day cure period, until November 12, 2021, to file the Annual Report and post the OTCQB Certification. The Company did not comply with the OTCQB filing requirements because it had not filed the Annual Report on its Form 10-K for the fiscal year ended on June 30, 2021 or the OTCQB Certification by November 12, 2021. The Company has failed to regain compliance pursuant to the above rules. The Company requested a further extension of time to conclude the required audit of the June 30, 2021 financial results, which extension was granted by OTCMarkets, providing an extension to file the required reports no later than December 27, 2021.
The Company has used its best efforts to conclude the required audit, which involves complex analysis of revenue recognition relative to certain entities which meet the criteria of having common control with Grow Capital, has considered the noncompliance with OTCQB’s continued listing requirements and failure to file in a timely manner material in its financial reporting, and concluded that voluntarily downgrading to the OTC Expert Market is in the best interest of the Company, stockholders, and prospective investors. Accordingly, the Company’s common stock will be downgraded effective with the open of business on December 28, 2021.  The Company’s common stock is expected to continue to be traded on the OTC Expert Market, and the Company will seek to establish relationships with market makers to provide additional trading opportunities in the Company’s stock at the earliest opportunity through submission of a Form 15C-211 and application to upgrade to OTC Pink. However, there can be no assurance that a market for the Company’s shares will develop.   Further, in order to facilitate trading on the OTC Pink market under the alternative reporting standards (“ARS”), the Company will immediately file a Form 15 with the Securities and Exchange Commission in order to terminate its reporting obligations.
The Expert Market is available only for unsolicited quotes, meaning broker-dealers may use the Expert Market to publish unsolicited quotes representing limit orders from retail and institutional investors who are not affiliates or insiders of the issuer. Quotations in Expert Market securities are only made available to broker-dealers, institutions and other sophisticated investors.  As a practical matter, once the Company’s common stock is moved to the Expert Market, the Company’s stockholders will no longer have a public trading market for their shares.
After the voluntary downgrading to the OTC Expert Market, the Company will develop a plan for satisfying the required reporting requirements as soon as economically feasible, and returning to the OTC Pink market or other appropriate listing service or exchange.

SIGNATURE PAGE
Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Grow Capital, Inc.

Date: December 23, 2021	By:	/s/ Terry Kennedy
Terry Kennedy
Chief Executive Officer